Exhibit 99.1

MCEWEN MINING REPORTS Q2 2018 PRODUCTION RESULTS

TORONTO, Jul 16, 2018 - McEwen Mining Inc. (NYSE: MUX) (TSX: MUX) reports consolidated production for Q2 2018 of 36,959 gold ounces and 772,432 silver ounces, or 47,258 gold equivalent ounces(1)(“GEOs”), using a 75:1 gold to silver ratio.

Consolidated Production Summary

	Q2 ‘18	Q1 ‘18	Q4 ‘17	Q3 ‘17	Q2 ‘17
Gold ounces	36,959	35,069	48,609	19,051	22,191
Silver ounces	772,432	695,651	926,739	749,749	779,487
GEOs	47,258	44,344	60,965	29,047	32,584

Highlights of the second quarter from our four mines including our newest mine in Nevada, which is under construction, are as follows:

Gold Bar Mine, USA (100%)

Construction activities at Gold Bar focused on the heap leach pad, and installation of the crushing and process facility. All major equipment and bulk materials are either on site or purchased. Engineering for the project is complete and approximately 90% of contracts are awarded. Construction is advancing on schedule for completion by the end of 2018, targeting production in Q1 2019. During the first three years of operation beginning with 2019, Gold Bar is projected to produce 55,000, 74,000 and 68,000 ounces of gold respectively.

Black Fox Mine, Canada (100%)

Black Fox produced 14,055 GEOs, in line with our full year production guidance for 2018 of 48,000 GEOs. A $15 million exploration program is ongoing across the Black Fox Complex, drilling results and other developments will be released quarterly, with the next update planned in the coming weeks.

El Gallo Mine, Mexico (100%)

El Gallo produced 10,808 GEOs, in line with our budget and full year production guidance for 2018 of 32,000 GEOs. By the end of Q2, mining and crushing activities ceased and contractor equipment has been demobilized from the mine site. Closure, reclamation and residual heap leach activities are ongoing and will continue for several years.

A new Preliminary Economic Assessment (PEA) study on the potential restart of production from the El Gallo Complex at some point in the future was published on July 9, 2018. The proposed development plan evaluated in the PEA is called Project Fenix. The key outcomes of Project Fenix include an average annual production rate of 47,000 ounces gold equivalent (AuEq), a 12-year mine life, low initial capital cost of $41 million for Phase 1 and $30 million for Phase 2, and pay-back period of 4.1 years. At current gold and silver prices the after-tax internal rate of return (IRR) is 28%, and the net present value (NPV) at a 5% discount rate is $60 million.

Capital cost estimates for Project Fenix are to a level of accuracy that is consistent with a PEA technical report. During the next 14 months we will continue to review mineral processing, mine sequencing, material transportation and tailings storage options; and the flow sheet will be optimized by undertaking trade-off studies, updating cost models and additional metallurgical testwork.

The PEA is available for review on our website and SEDAR (http://www.sedar.com).

San José Mine, Argentina (49%(2))

Our attributable production from San José was 12,139 gold ounces and 769,197 silver ounces, for a total of 22,395 GEOs. Production is on-track to achieve our full year guidance for 2018 of 91,000 GEOs. We received approximately $2.4 million in dividends from our interest in San José during Q2.

First Quarter Financial Results

Operating costs for the quarter ended June 30, 2018 will be released with our 10-Q Quarterly Financial Statements in early August. As of July 9, 2018 we are debt-free with liquid assets of approximately $30 million.

ABOUT MCEWEN MINING

McEwen’s goal is to qualify for inclusion in the S&P 500 Index by creating a profitable gold and silver producer. McEwen’s principal assets consist of: the San José mine in Santa Cruz, Argentina (49% interest); the El Gallo Gold mine in Mexico; the Black Fox mine in Timmins, Canada; the Gold Bar mine in Nevada that is currently under construction; and the large Los Azules copper project in Argentina that is advancing towards permitting.

McEwen has a total of 337 million shares outstanding. Rob McEwen, Chairman and Chief Owner, owns 24% of the shares.

Footnotes

(1)   ‘Gold Equivalent Ounces’ are calculated based on a 75:1 gold to silver ratio.

(2)   The San José Mine is 49% owned by McEwen Mining Inc. and 51% owned and operated by Hochschild Mining plc.

All dollar amounts are US Dollars

RELIABILITY OF INFORMATION REGARDING SAN JOSÉ

Minera Santa Cruz S.A., the owner of the San José Mine, is responsible for and has supplied to the Company all reported results from the San José Mine. McEwen Mining’s joint venture partner, a subsidiary of Hochschild Mining plc, and its affiliates other than MSC do not accept responsibility for the use of project data or the adequacy or accuracy of this release.

TECHNICAL INFORMATION

The technical contents of this news release has been reviewed and approved by Nathan M. Stubina, Ph.D., P.Eng., FCIM, Managing Director and a Qualified Person as defined by Canadian Securities Administrators National Instrument 43-101 “Standards of Disclosure for Mineral Projects”.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, McEwen Mining Inc.’s (the “Company”) estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, factors associated with fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the corporation to receive or receive in a timely manner permits or other approvals required in connection with operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves, and other risks. The Company’s dividend policy will be reviewed periodically by the Board of Directors and is subject to change based on certain factors such as the capital needs of the Company and its future operating results. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and other filings with the Securities and Exchange Commission, under the caption “Risk Factors”, for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

CONTACT INFORMATION:

Mihaela Iancu	Website: www.mcewenmining.com	150 King Street West
Investor Relations		Suite 2800, P.O. Box 24
(647)-258-0395 ext 320	Facebook: facebook.com/mcewenrob	Toronto, ON, Canada
info@mcewenmining.com		M5H 1J9
	Twitter: twitter.com/mcewenmining	(866) 441-0690

Instagram: instagram.com/mcewenmining